UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022

GATOS SILVER, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39649 (Commission File Number)	27-2654848 (I.R.S. Employer Identification No.)
8400 E. Crescent Parkway, Suite 600 Greenwood Village, CO (Address of principal executive offices)	80111 (Zip Code)

Registrant’s telephone number, including area code: (720) 726-9662

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2022, Gatos Silver, Inc. (the “Company”) received a notice from the New York Stock Exchange (“NYSE”) stating that the Company was not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2021 with the U.S. Securities and Exchange Commission.

On January 25, 2022, the Company disclosed that, during its mineral resource and mineral reserve update process for the Los Gatos Joint Venture (“LGJV”), the Company concluded that there were errors in the technical report entitled “Los Gatos Project, Chihuahua, Mexico” with an effective date of July 1, 2020, as well as indications that there may be an overestimation in the existing resource model. The Company is focused on producing a new life-of-mine (“LOM”) plan and updating its mineral resource and mineral reserve estimates following its January 25, 2022 announcement regarding a reduction in metal content of its previously stated mineral reserve estimate. The Company is working with independent engineering consultants to prepare new mineral resource and reserve estimates, including a new resource model, that will form the basis of a new technical report which is expected to be delivered in the second half of 2022. The Company’s financial statements for the year ended December 31, 2021 may be affected by the ongoing analysis of the aforementioned mineral resource and mineral reserve matters. Accordingly, the Company was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2021 because the Company requires additional time to prepare a new LOM plan, mineral reserve estimate and financial statements, and to assess the effectiveness of its internal controls over financial reporting to ensure adequate recognition and disclosure of the information required to be included in the Annual Report on Form 10-K. The Company believes that it will be able to file its Annual Report on Form 10-K for the year ended December 31, 2021 in the second half of 2022.

In accordance with Section 802.01E of the NYSE Listed Company Manual, the NYSE will closely monitor the status of the Company’s late filing and related public disclosures for up to six months from the date of the filing delinquency (the “Initial Cure Period”). The Company’s common stock will continue to trade on the NYSE during the Initial Cure Period, subject to the Company’s compliance with other continued listing requirements. In addition, the NYSE may, in its sole discretion, allow the Company’s common stock to continue to trade on the NYSE for an additional six months after the Initial Cure Period in certain circumstances. Notwithstanding the foregoing, if circumstances warrant, the NYSE may commence delisting proceedings at any time.

The Company issued a press release announcing the receipt of the notice from the NYSE. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: April 22, 2022	By:	/s/ Dale Andres
Dale Andres
Chief Executive Officer